Exhibit 10.1

CHANGE ORDER

SUBPROJECT 6(a) LETTER OF CREDIT REDUCTION

PROJECT NAME: Sabine Pass LNG Stage 4 Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc.	CHANGE ORDER NUMBER: CO-00081 DATE OF CHANGE ORDER: 30-Aug-2023 DATE OF AGREEMENT: 07-Nov-2018
The Agreement between the Parties listed above is changed as follows:
Owner and Contractor agree the Irrevocable Standby Letter of Credit (“Letter of Credit”) for Subproject 6(a) (SMBC Letter of Credit No. LG/MIS/NY-153860) (i) shall be amended from the amount of Eighty-One Million, Four Hundred Sixty-Eight Thousand, Eight Hundred Eighty-Two U.S. Dollars and Thirty-Six Cents (U.S. $81,468,882.36) to Two Million U.S. Dollars (U.S. $2,000,000), and (ii) shall expire upon Owner’s written notice of the expiration of the Defect Correction Period for Subproject 6(a).

This Change Order does not amend obligations with respect to the Irrevocable Standby Letter of Credit for Subproject 6(b).

Adjustment to Contract Price Applicable to Subproject 6(a)
1. The original Contract Price Applicable to Subproject 6(a) was .................................................................…..	$2,016,892,573
2. Net change for Contract Price Applicable to Subproject 6(a) by previously authorized Change Orders (#01-08, 10-13, 15, 17-18, 21-22, 24, 28-29, 31-32, 34-35, 38, 41-42, 45-49, 51, 53-58, 61, 68, 75, 77-80) ...............................................................................................................................................................	$(5,310,229)
3. The Contract Price Applicable to Subproject 6(a) prior to this Change Order was ……..................................	$2,011,582,344
4. The Contract Price Applicable to Subproject 6(a) will be unchanged by this Change Order in the amount of	$—
5. The Provisional Sum Applicable to Subproject 6(a) will be unchanged by this Change Order in the amount of ......................................................................................................................................................................	$—
6. The Contract Price Applicable to Subproject 6(a) including this Change Order will be ..................................	$2,011,582,344
Adjustment to Contract Price Applicable to Subproject 6(b)
7. The original Contract Price Applicable to Subproject 6(b) (in CO-00009) was ...............................................	$457,696,000
8. Net change for Contract Price Applicable to Subproject 6(b) by previously authorized Change Orders (#14, 16, 19-20, 23, 25-27, 30-31, 33, 36-37, 39-40, 43-44, 50, 52, 59-60, 62-67, 69-74, 76) ................................	$11,204,825
9. The Contract Price Applicable to Subproject 6(b) prior to this Change Order was .........................................	$468,900,825
10. The Contract Price Applicable to Subproject 6(b) will be unchanged by this Change Order ..........................	$—
11. The Provisional Sum Applicable to Subproject 6(b) will be unchanged by this Change Order .......................	$—
12. The Contract Price Applicable to Subproject 6(b) including this Change Order will be .................................	$468,900,825
Adjustment to Contract Price
13. The original Contract Price for Subproject 6(a) and Subproject 6(b) was (add lines 1 and 7) ........................	$2,474,588,573
14. The Contract Price prior to this Change Order was (add lines 3 and 9) ...........................................................	$2,480,483,169
15. The Contract Price will be unchanged by this Change Order in the amount of (add lines 4, 5, 10 and 11) .....	$—
16. The new Contract Price including this Change Order will be (add lines 14 and 15) ........................................	$2,480,483,169

Adjustment to dates in Project Schedule for Subproject 6(a)

The following dates are modified: N/A

Adjustment to other Changed Criteria for Subproject 6(a): N/A

Adjustment to Payment Schedule for Subproject 6(a): N/A

Adjustment to Minimum Acceptance Criteria for Subproject 6(a): N/A

Adjustment to Performance Guarantees for Subproject 6(a): N/A

Adjustment to Design Basis for Subproject 6(a): N/A

Other adjustments to liability or obligations of Contractor or Owner under the Agreement for Subproject 6(a): N/A
_______________________________________________________________________________________________________
Adjustment to dates in Project Schedule for Subproject 6(b)

The following dates are modified: N/A

Adjustment to other Changed Criteria for Subproject 6(b): N/A

Adjustment to Payment Schedule for Subproject 6(b): N/A

Adjustment to Design Basis for Subproject 6(b): N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A
_______________________________________________________________________________________________________

Select either A or B:

[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change.
Initials: /s/ SS Contractor /s/ DC Owner

[B] ~~This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: _______ Contractor _________ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/David Craft /s/Steven M. Smith
___________________________________________     ____________________________________________
Owner     Contractor

David Craft________________________________        Steve Smith___________________________________
Name         Name

SVP E&C__________________________________        Senior Project Manager & Principal Vice President___
Title     Title

October 9, 2023______________________________        September 25, 2023_____________________________
Date of Signing         Date of Signing